Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated August 17, 2018, relating to the financial statements and financial highlights, which appear in the June 30, 2018 Annual Reports to Shareholders of Janus Henderson Adaptive Global Allocation Fund, Janus Henderson All Asset Fund, Janus Henderson Diversified Alternatives Fund, Janus Henderson Dividend & Income Builder Fund, Janus Henderson Emerging Markets Managed Volatility Fund, Janus Henderson Flexible Bond Fund, Janus Henderson Global Allocation Fund – Conservative, Janus Henderson Global Allocation Fund – Growth, Janus Henderson Global Allocation Fund – Moderate, Janus Henderson Global Bond Fund, Janus Henderson Global Income Managed Volatility Fund, Janus Henderson Global Unconstrained Bond Fund, Janus Henderson Government Money Market Fund, Janus Henderson High-Yield Fund, Janus Henderson International Managed Volatility Fund, Janus Henderson Large Cap Value Fund, Janus Henderson Mid Cap Value Fund, Janus Henderson Money Market Fund, Janus Henderson Multi-Sector Income Fund, Janus Henderson Select Value Fund, Janus Henderson Short-Term Bond Fund, Janus Henderson Small Cap Value Fund, Janus Henderson Strategic Income Fund, Janus Henderson U.S. Managed Volatility Fund, and Janus Henderson Value Plus Income Fund (twenty-five of the portfolios constituting Janus Investment Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

Denver, Colorado

October 26, 2018